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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference t our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Friede Goldman International Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated May 12, 1999 (except for Note 17, as to which the date is June 1, 1999), with respect to the consolidated financial statements of Halter Marine Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young L.L.P.


New Orleans, Louisiana
September 24, 1999

                                EX 23.6 - Page 1